                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              Owns & Minor, Inc.
  ------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                           [OWENS & MINOR, INC. LOGO]

                                   Notice of

                                      2000

                                 Annual Meeting

                                      and

                                Proxy Statement

            WHETHER OR NOT YOU PRESENTLY PLAN TO ATTEND THE MEETING IN PERSON, THE BOARD OF DIRECTORS URGES YOU TO SIGN AND
                   RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

                              Owens & Minor, Inc.
                                 4800 Cox Road
                        Glen Allen, Virginia 23060-6292

                                               [OWENS & MINOR, INC. LETTERHEAD]
                                           4800 Cox Road, Post Office Box 27626
                                                Glen Allen, Virginia 23060-6292
                                              (804) 747-9794 FAX (804) 270-7281

March 13, 2000

Dear Shareholders:

  It is my pleasure to invite you to our Annual Meeting of Shareholders on Tuesday, April 25, 2000 at 10:00 a.m. The meeting will be held at the Crestar Bank Building, 919 East Main Street, Richmond, Virginia. Directions and sug-gested parking are on the back of the Proxy Statement. Morning refreshments will be served. For those shareholders unable to attend the meeting, an audio of the Annual Meeting will be available on our website at www.owens-minor.com for 30 days following the Annual Meeting.

  The primary business of the meeting will be to elect four directors and to ratify KPMG LLP as our independent auditors. In addition to considering these matters, we will review major developments since our last shareholders meeting as well as opportunities in 2000 and beyond.

  Please complete, sign and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. All of us at Owens & Minor appreciate your continued interest and support.

            Warm regards,
            /s/ G. Gilmer Minor, III

            G. GILMER MINOR, III
            Chairman and Chief Executive Officer

Proxy Statement
Table of Contents                                                                    Page
------------------------------------------------------------------------------------ ----
Notice of Meeting...................................................................   1
Questions and Answers...............................................................   2
Board Meetings and Committees.......................................................   3
Director Compensation...............................................................   4
Proposal 1 -- Election of Directors.................................................   5
  Nominees for Election...........................................................     5
  Directors Continuing in Office..................................................     6
Proposal 2 -- Approval of Independent Auditors......................................   8
Stock Ownership Information.........................................................   8
  Compliance with Section 16(a) Reporting.........................................     8
  Stock Ownership Guidelines......................................................     8
  Stock Ownership by Management and the Board of Directors........................     9
Executive Compensation..............................................................  10
  Summary Compensation Table......................................................    10
  1999 Option Grants..............................................................    11
  1999 Option Exercises and Year-End Option Values................................    11
  Retirement Plans................................................................    12
  Report of the Compensation & Benefits Committee.................................    13
  Comparison of Five-Year and Ten-Year Cumulative Total Return....................    15
  Severance Agreements............................................................    17

                            YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and return the proxy card in the enclosed envelope.

                          [OWENS & MINOR, INC. LOGO]
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      To Be Held Tuesday, April 25, 2000

To the Shareholders of Owens & Minor:

  The Annual Meeting of Shareholders of Owens & Minor will be held on Tuesday, April 25, 2000 at 10:00 a.m. at the Crestar Bank Building, 919 East Main Street, Richmond, Virginia.

  The purposes of the meeting are:

  1.To elect four directors to serve until the Annual Meeting of Shareholders in 2003;

  2.To ratify the appointment of KPMG LLP as independent auditors; and

  3.To transact any other business properly before the Annual Meeting.

  Shareholders as of March 1, 2000 will be entitled to vote at the Annual
Meeting.

  Your attention is directed to the attached Proxy Statement. This Proxy Statement, proxy card and Owens & Minor's 1999 Annual Report are being dis-tributed on or about March 13, 2000.

By Order of the Board of Directors

Drew St. J. Carneal
Senior Vice President,
General Counsel & Secretary

                              [OWENS & MINOR LOGO]

Street Address                                           Mailing Address
4800 Cox Road                                            P.O. Box 27626
Glen Allen, Virginia 23060-6292                    Richmond, Virginia 23261-7626


                                PROXY STATEMENT
                         Annual Meeting of Shareholders
                          to be held on April 25, 2000

QUESTIONS AND ANSWERS

Q:  What am I voting on?

A: Proposal 1: The election of the following four directors, each for a three-year term: Josiah Bunting, III, John T. Crotty, James E. Rogers and James
    E. Ukrop.

    Proposal 2: Ratification of KPMG LLP as Owens & Minor's independent audi-tors.

Q:  Who is entitled to vote?

A: Shareholders as of the close of business on March 1, 2000 (the Record Date) are entitled to vote. Each share of common stock is entitled to one vote.

Q:  How do I vote?

A: Vote by completing, signing and returning the enclosed proxy card. You may revoke a proxy prior to the meeting by (1) submitting a subsequently dated proxy, (2) giving notice in writing to the Secretary of the Company or (3) voting in person at the meeting.

Q:  What happens if I don't make selections on my proxy card?

A: If you sign your proxy card, but do not make any selections, you give authority to the individuals designated on the proxy card to vote on the two proposals and any other matter that may arise at the meeting. All proxies will be voted in favor of the election of directors and in favor of the ratification of independent auditors unless otherwise indicated on the proxy card.

Q:  What does it mean if I get more than one proxy card?

A: Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. Please have all of your accounts registered in the same name and address. You may do this by contacting our transfer agent, Bank of New York, at 1-800-524-4458.

Q:  What constitutes a quorum?

A: As of March 1, 2000, 32,824,257 shares of Owens & Minor common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is required to conduct the Annual Meeting. If you vote by proxy card, you will be considered part of the quorum. Abstentions and shares held by brokers that are voted on any matter are included in the quorum.

Q:  Which shareholders own at least 5% of Owens & Minor?

A: Wellington Management Company, LLP (75 State Street, Boston, MA 02109) owned 4,475,100 shares, or 13.63%, as of February 9, 2000. Of these 4,475,100 shares, 2,006,100 shares, or 6.11%, were owned by Vanguard Specialized Funds--Vanguard Health Care Fund (P.O. Box 2600, Valley Forge, PA 19482) as of February 4, 2000.

  Westport Asset Management, Inc. (253 Riverside Avenue, Westport, CT 06880) owned 3,308,250 shares, or 10.08%, as of February 16, 2000.

  Putnam Investments, Inc. (One Post Office Square, Boston, MA 02109) owned 2,619,669 shares, or 7.98%, as of February 7, 2000.

Q. What percentage of Owens & Minor stock is owned by its directors and officers?

A:  As of March 1, 2000, approximately 8.19%.

Q:  When are the year 2001 shareholder proposals due?

A: Shareholder proposals must be submitted in writing by December 15, 2000 to Drew St.J. Carneal, Senior Vice President, General Counsel & Secretary, Owens & Minor, 4800 Cox Road, Glen Allen, VA 23060. Shareholder recommendations for director-nominees must be accompanied by a consent of the nominee to serve if elected and set forth the following:

    (i) the name and address of the nominating shareholder and each proposed nominee;

   (ii) the number of shares of common stock owned by the nominating share-holder and each nominee; and

  (iii) such other information about each nominee as is required by rules of the Securities and Exchange Commission to be disclosed in a proxy statement.

Q:  What are the costs of soliciting proxies?

A: Owens & Minor will pay all costs of this proxy solicitation. Corporate Investor Communications has been retained to aid in the distribution and solicitation of proxies for approximately $4,000 plus expenses. The Company will reimburse stockbrokers and other custodians, nominees and fiduciaries for their expenses in forwarding proxy and solicitation materials.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors held six meetings during 1999. All directors attended at least 75% of the total meetings of the Board of Directors and any commit-tees on which they serve.

  The Board of Directors has the following committees:

  Executive Committee: Exercises limited powers of the Board when the Board is not in session.

  Audit Committee: Oversees the Company's financial reporting and internal control structure and serves as a direct line of communication among the Company's independent auditors, Internal Audit Department and the Board. Rec-ommends the Company's independent auditors. All members are non-employee directors.

  Compensation & Benefits Committee: Administers executive compensation pro-grams, policies and practices. Advises the Board on salaries and compensation of the executive officers and makes other studies and recommendations concern-ing compensation and compensation policies. All members are non-employee directors.

  Governance & Nominating Committee: Considers and recommends nominees for election as directors and officers. Reviews and evaluates the procedures, practices and policies of the Board and its members. All members are non-employee directors.

  Strategic Planning Committee: Reviews and makes recommendations for the strategic direction of the Company.

                          BOARD COMMITTEE MEMBERSHIP

                                       Compensation &           Governance & Strategic
          Director         Board Audit    Benefits    Executive  Nominating  Planning
--------------------------------------------------------------------------------------
  G. Gilmer Minor, III        X                            X*                     X
--------------------------------------------------------------------------------------
  Henry A. Berling            X                            X                      X
--------------------------------------------------------------------------------------
  Josiah Bunting, III         X     X                                             X
--------------------------------------------------------------------------------------
  John T. Crotty              X     X                                             X
--------------------------------------------------------------------------------------
  James B. Farinholt, Jr.     X     X*                     X                      X
--------------------------------------------------------------------------------------
  Vernard W. Henley           X     X         X                       X
--------------------------------------------------------------------------------------
  E. Morgan Massey            X     X                      X          X           X*
--------------------------------------------------------------------------------------
  Peter S. Redding            X               X                                   X
--------------------------------------------------------------------------------------
  James E. Rogers             X               X*           X                      X
--------------------------------------------------------------------------------------
  James E. Ukrop              X     X         X                       X
--------------------------------------------------------------------------------------
  Anne Marie Whittemore       X               X            X          X*
--------------------------------------------------------------------------------------
  No. of meetings in 1999     6     4         5            4          2           1

  *Chairperson

DIRECTOR COMPENSATION

  Employee directors receive no additional compensation other than their nor-mal salary for serving on the Board or its committees.

  Non-employee directors receive the following annual cash and stock compensa-tion:

                          DIRECTOR COMPENSATION TABLE

               Type of Compensation                 Cash           Stock
---------------------------------------------------------------------------------
  Annual Retainer                                  $12,500        $12,500
---------------------------------------------------------------------------------
  Additional Retainer for Committee Chair          $ 3,500
---------------------------------------------------------------------------------
  Board or Committee Attendance Fee (per meeting)  $ 1,200
---------------------------------------------------------------------------------
  Board or Committee Telephone
   Conference (per meeting)                        $   600
---------------------------------------------------------------------------------
  Stock Options                                            Option for 3000 shares


  Directors may defer the receipt of all or part of their director fees. Amounts deferred are "invested" in bookkeeping accounts that measure earnings and losses based on the performance of a particular investment. Directors may elect to defer their fees into the following two subaccounts: (i) an account based upon the price of the common stock and (ii) an account based upon the current interest rate of the Company's fixed income fund in its 401(k) plan. Subject to certain restrictions, a director may take cash distributions from a deferred fee account either prior to or following the termination of his or her service as a director. Directors are also permitted to receive payment of their director fees in common stock.

PROPOSAL 1: ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes for purposes of elec-tion. One class is elected at each Annual Meeting to serve for a three-year term. Four directors will be elected at the Annual Meeting to serve for a three-year term expiring at the Company's Annual Meeting in the year 2003. Each nominee has agreed to serve if elected. If any nominee is not able to serve, the Board may designate a substitute or reduce the number of directors serving on the Board.

  Unless otherwise directed, a proxy will be voted for the nominees shown below. Each nominee must be elected by a plurality of shares voted in this election. Votes that are withheld and broker shares that are not voted in the election of directors will not be included in determining the number of votes cast.

  Information on each nominee and continuing director, including age and prin-cipal occupation during the past five years, is set forth below.

  The Board of Directors recommends a vote FOR the election of each nominee as director.

NOMINEES FOR ELECTION

For Three-Year Term Expiring in 2003:

[PHOTO OF JOSIAH BUNTING, III]
                                 Josiah Bunting, III, 59, is Superintendent of the Virginia Military Institute, Lexington, Virginia. From 1987 to 1995, he served as Headmaster of The Lawrenceville School. Gen-eral Bunting has been a director since 1995.

[PHOTO OF JOHN T. CROTTY]
                                 John T. Crotty, 62, is Managing Partner of
                                 CroBern Management Partnership, a healthcare investment firm, and President of CroBern, Inc., a healthcare consulting and advisory firm. Prior to co-founding these businesses, Mr. Crotty held several senior management positions during 19 years with American Hos-pital Supply Corporation, including corporate vice president of planning and business development and president of the services operating group. He also serves on the Boards of Directors of two private companies in the healthcare industry. Mr. Crotty has been a director since July 1999.

[PHOTO OF JAMES E. ROGERS]
                                 James E. Rogers, 54, is President of SCI
                                 Investors Inc, a private equity investment firm. Mr. Rogers also serves on the Boards of Directors of Wellman, Inc., Caraustar Indus-tries, Inc., Chesapeake Corporation and Vir-ginia Management Investment Corporation. Mr. Rogers has been a director since 1991.

[PHOTO OF JAMES E. UKROP]
                                 James E. Ukrop, 62, is Chairman of Ukrop's
                                 Super Markets, Inc., a retail grocery chain, and Chairman of First Market Bank. Mr. Ukrop also serves on the Board of Directors of Legg Mason, Inc. Mr. Ukrop has been a director since 1987.

DIRECTORS CONTINUING IN OFFICE

Terms expiring in 2002:

[PHOTO OF VERNARD W. HENLEY]
                                 Vernard W. Henley, 70, is Chairman of the
                                 Board and Chief Executive Officer of Consoli-dated Bank and Trust Company, Richmond, Vir-ginia. Mr. Henley has been a director since 1993.

[PHOTO OF G. GILMER MINOR]
                                 G. Gilmer Minor, III, 59, is Chairman and
                                 Chief Executive Officer of Owens & Minor. Mr. Minor also serves on the Board of Directors of SunTrust Banks, Inc. Mr. Minor has been a director since 1980.

[PHOTO OF PETER S. REDDING]
                                 Peter S. Redding, 61, is President and Chief
                                 Executive Officer of Standard Register and a member of its Board of Directors. From Janu-ary to December 1994, Mr. Redding was Execu-tive Vice President and Chief Operating Offi-cer of Standard Register. Mr. Redding also serves on the Boards of Directors of KeyBank (Dayton, OH), The Victoria Theatre Associa-tion, The Human Race Theatre, The Children's Medical Center Foundation and the Ohio Foun-dation of Independent Colleges. Mr. Redding has been a director since 1999.

Terms expiring in 2001:

[PHOTO OF HENRY A. BERLING]
                                 Henry A. Berling, 57, is Executive Vice Pres-ident, Partnership Development of Owens & Minor and has served in this position since 1995. From 1996 to 1998, Mr. Berling also served as the Company's Chief Sales Officer. Mr. Berling served as Executive Vice Presi-dent, Sales and Customer Development from 1994 to 1995. Mr. Berling has been a director since 1998.

[PHOTO OF JAMES B. FAIRNHOLT, JR.]
                                 James B. Farinholt, Jr., 65, is Special
                                 Assistant to the President of Virginia Com-monwealth University for Economic Develop-ment, advising on campus expansion and com-mercialization of scientific discoveries. From 1978 to 1995, Mr. Farinholt served as President of Galleher & Company, Inc., an investment company, which he sold. Mr. Farinholt has been a director since 1974.

[PHOTO OF E. MORGAN MASSEY]
                                 E. Morgan Massey, 73, is Chairman of Asian-
                                 American Coal, Inc. and Chairman Emeritus of
                                 A.T. Massey Coal Company, Inc., both coal companies. Mr. Massey is Chairman of Evan Energy Company, a private company with coal, oil, gas and pipeline investments. He is a member of the Board of Directors of VCU Engi-neering School Foundation and is also Vice Chairman of the Marine Advisory Council of the Virginia Institute for Marine Science. Mr. Massey has been a director since 1988.

[PHOTO OF ANNE MARIE WHITTEMORE]
                                 Anne Marie Whittemore, 54, is a partner in the law firm of McGuire, Woods, Battle & Boothe LLP. Mrs. Whittemore also serves on the Boards of Directors of Fort James Corpo-ration, T. Rowe Price Associates, Inc. and Albemarle Corporation. Mrs. Whittemore has been a director since 1991.

PROPOSAL 2: APPROVAL OF INDEPENDENT AUDITORS

  The Board of Directors, upon the recommendation of its Audit Committee, has appointed KPMG LLP to serve as the Company's independent auditors for 2000, subject to ratification by the shareholders. Unless otherwise directed, a proxy will be voted for the ratification of the appointment of KPMG LLP as independent auditors of the Company.

  Representatives of KPMG LLP will be present at the Annual Meeting to answer questions and to make a statement, if they desire to do so.

  The Board of Directors recommends a vote FOR the ratification of KPMG LLP as Owens & Minor's independent auditors for 2000.

STOCK OWNERSHIP INFORMATION

Compliance With Section 16(a) Reporting

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports with the Securities and Exchange Commission (SEC) of holdings and transactions in the Company's common stock. Based on the Company's records and information provided by the direc-tors and officers, the Company believes that the filing requirements were sat-isfied in 1999.

Stock Ownership Guidelines

  Under the Company's Management Equity Ownership Program (MEOP) adopted in 1997, officers are expected, over a five-year period, to achieve the following levels of ownership of common stock:

        Officer                    Value of Common Stock Owned
        -------                    ---------------------------
       Chief Executive Officer          4.0 x Base Salary
       Executive Vice Presidents        2.0 x Base Salary
       Senior Vice Presidents           1.5 x Base Salary
       Vice Presidents, Group and
        Regional Vice Presidents        1.0 x Base Salary

  In addition, the Board of Directors adopted a policy in 1997 that each director achieve, over a five-year period, a level of ownership in common stock equal to at least five times the annual retainer fee (including both cash and stock retainer).

Stock Ownership By Management and the Board of Directors

This table shows as of March 1, 2000 the number of shares of common stock ben-eficially owned by each director and nominee, the Company's five most highly compensated officers and all current executive officers and directors of the Company as a group.

                                            Sole Voting            Aggregate
                 Name of                   and Investment          Percentage
            Beneficial Owner                  Power(1)    Other(2)   Owned
-----------------------------------------------------------------------------
G. Gilmer Minor, III                           805,038     13,976     2.48%
-----------------------------------------------------------------------------
Henry A. Berling                               438,449      8,457     1.36%
-----------------------------------------------------------------------------
Josiah Bunting, III                             13,385          0        *
-----------------------------------------------------------------------------
John T. Crotty                                   5,148          0        *
-----------------------------------------------------------------------------
James B. Farinholt, Jr.                         22,417          0        *
-----------------------------------------------------------------------------
Vernard W. Henley                               19,067          0        *
-----------------------------------------------------------------------------
E. Morgan Massey                               431,446     23,000     1.38%
-----------------------------------------------------------------------------
Peter S. Redding                                 5,613          0        *
-----------------------------------------------------------------------------
James E. Rogers                                 25,411          0        *
-----------------------------------------------------------------------------
James E. Ukrop                                  72,450          0        *
-----------------------------------------------------------------------------
Anne Marie Whittemore                           29,942        225        *
-----------------------------------------------------------------------------
Craig R. Smith                                 180,290      1,393        *
-----------------------------------------------------------------------------
Drew St.J. Carneal                             117,842      2,572        *
-----------------------------------------------------------------------------
F. Lee Marston                                  23,530        426        *
-----------------------------------------------------------------------------
All Executive Officers and Directors as a
 group (25 persons)                          2,706,219     62,012     8.19%


  *Represents less than 1% of the total number of shares outstanding.

  (1) Includes 985,694 shares which certain officers and directors of the Com-pany have the right to acquire through the exercise of stock options within 60 days following March 1, 2000. Stock options exercisable within 60 days of March 1, 2000 for each of the Named Executive Officers are as follows: Mr. Minor 242,000, Mr. Smith 141,250, Mr. Berling 105,000, Mr. Carneal 77,700 ,
Mr. Marston 17,600

  (2) Includes: (a) shares held by certain relatives or in estates; (b) shares held in various fiduciary capacities; (c) shares held by the 401(k) plan; and
(d) shares for which the shareholder has shared power to dispose or to direct disposition. These shares may be deemed to be beneficially owned under the rules and regulations of the SEC, but the inclusion of such shares in the table does not constitute an admission of beneficial ownership.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

This table shows for each of the past three years the compensation paid by the Company to its five most highly compensated officers (Named Executive Offi-cers).

                                            Annual Compensation            Long-Term Compensation (1)
                             ----------------------------------------------------------------------------
                                                                              Awards
                                                                       ---------------------
                                                             Other     Restricted Securities
                                                             Annual      Stock    Underlying  All Other
                                                          Compensation   Awards    Options   Compensation
  Name and Principal Position   Year Salary ($) Bonus ($)    ($)(2)      ($)(3)     (#)(4)      ($)(5)
---------------------------------------------------------------------------------------------------------
  G. Gilmer Minor, III          1999  $518,071   $     0       --       $215,004    55,000     $34,523
  Chairman & Chief              1998   503,462   118,125       --        239,532    50,000      36,724
  Executive Officer             1997   476,926   110,000       --        227,500    50,000      35,921
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
  Craig R. Smith                1999   321,392         0       --         19,827    50,000      18,735
  President, Chief              1998   266,676    65,314       --         60,202    25,000      18,807
  Operating Officer             1997   262,062    64,974       --         47,380    20,000      17,978
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
  Henry A. Berling              1999   283,346         0       --         63,362    25,000      19,876
  Executive Vice                1998   266,676    61,145       --         70,873    25,000      21,199
  President, Partnership        1997   256,369    60,996       --         68,289    25,000      20,706
  Development
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
  Drew St.J. Carneal            1999   195,133         0       --         35,245    18,000       5,006
  Senior Vice President         1998   182,630    47,549       --         40,417    15,000       5,006
  General Counsel &             1997   178,800    41,860       --         37,765    15,000       4,791
  Secretary
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
  F. Lee Marston                1999   197,613         0       --          5,000     5,000      18,595
  Senior Vice President,        1998   189,072    38,427       --         12,504     8,000      16,913
  Chief Information             1997   131,539    57,435       --          7,763    10,000           0
  Officer (6)
---------------------------------------------------------------------------------------------------------

  (1) The Company has no Long-Term Incentive Plans as defined by applicable SEC rules.

  (2) None of the Named Executive Officers received Other Annual Compensation in excess of the lesser of $50,000 or 10% of combined salary and bonus for fiscal years 1999, 1998 or 1997.

  (3) Of the total Restricted Stock awards for 1999, $5,000 of restricted stock (602 shares) was granted to each Named Executive Officer as an incentive award (to vest if the officer remains an employee of the Company for one year), and the following amounts were awarded to the Named Executive Officer for achieving his stock ownership requirement under the Management Equity Own-ership Program (MEOP):

Mr. Minor    $210,004
Mr. Smith    $ 14,827
Mr. Berling  $ 58,362

Mr. Carneal  $30,245
Mr. Marston  $     0

  Aggregate restricted stock holdings and values at December 31, 1999 for the Named Executive Officers are as follows:

Mr. Minor    54,169 shares, $484,135
Mr. Smith     8,709 shares, $ 77,837
Mr. Berling  15,680 shares, $140,140

Mr. Carneal  8,525 shares, $76,192
Mr. Marston  1,328 shares, $11,869

  Dividends are paid on restricted stock at the same rate as all shareholders of record.

  (4) No SARs were granted in 1999, 1998 or 1997.

  (5) Includes for each officer Company contributions or benefits attributable in 1999 to the following:

                  401(k) Plan Stock Purchase Plan Company-Owned Life Insurance
                  ----------- ------------------- ----------------------------
     Mr. Minor      $5,000           $720                   $28,803
     Mr. Smith       5,000            431                    13,304
     Mr. Berling     5,000              0                    14,876
     Mr. Carneal     4,286            720                         0
     Mr. Marston     4,286              0                    14,309

  In addition, Mr. Minor was granted a performance award in lieu of a 1999 salary increase pursuant to which he will be issued 10,000 shares of common stock if, within two years of the award date, the common stock closes on the New York Stock Exchange at a price equal to or greater than $18.00 per share.

  (6) Mr. Marston joined the Company on March 27, 1997.

1999 OPTION GRANTS

  This table shows options granted during 1999 to the Named Executive Offi-cers. The Company granted no SARs during 1999.

                                      Individual Grants(1)                    Value(2)
                     ----------------------------------------------------------------------
                        Number of
                        Securities   % of Total
                        Underlying Options Granted Exercise or
                         Options    to Employees   Base Price  Expiration    Grant Date
          Name           Granted   in Fiscal Year   ($/Share)     Date    Present Value ($)
-------------------------------------------------------------------------------------------
  G. Gilmer Minor, III    55,000        9.70%        $14.375    2/01/09       $239,250
-------------------------------------------------------------------------------------------
  Craig R. Smith          30,000        5.29%         14.375    2/01/09        130,500
                     ----------------------------------------------------------------------
                          20,000        3.52%         10.000    4/28/09         87,000
-------------------------------------------------------------------------------------------
  Henry A. Berling        25,000        4.41%         14.375    2/01/09        108,750
-------------------------------------------------------------------------------------------
  Drew St.J. Carneal      18,000        3.18%         14.375    2/01/09         78,300
-------------------------------------------------------------------------------------------
  F. Lee Marston           5,000        0.88%         14.375    2/01/09         21,750

  (1) The vesting schedule is as follows: 40% , 30% and 30% on first, second and third anniversary of grant date.

  (2) Based upon Black Scholes option valuation model. Assumptions include a risk-free interest rate of 6.4%, annual dividend yield of 2.0%, an average period outstanding of 3.6 years and expected volatility of approximately 35.3%.

1999 OPTION EXERCISES AND YEAR-END OPTION VALUES

  This table shows for the Named Executive Officers any options exercised dur-ing 1999 and unexercised options held on December 31, 1999. There were no SARs exercised during 1999 or outstanding on December 31, 1999. Value of unexer-cised options is calculated using the difference between the option exercise price and $8.9375 (year-end stock price) multiplied by the number of shares underlying the option.

                                            Number of Securities            Value of
                         Shares            Underlying Unexercised   Unexercised In-the-Money
                        Acquired             Options at Year End       Options at Year End
                          Upon    Value   ------------------------- -------------------------
          Name          Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
---------------------------------------------------------------------------------------------
  G. Gilmer Minor, III      0      $ 0      190,000      100,000          *            *
---------------------------------------------------------------------------------------------
  Craig R. Smith            0        0      107,750       71,000          *            *
---------------------------------------------------------------------------------------------
  Henry A. Berling          0        0       80,000       47,500          *            *
---------------------------------------------------------------------------------------------
  Drew St.J. Carneal        0        0       61,500       31,500          *            *
---------------------------------------------------------------------------------------------
  F. Lee Marston            0        0       10,200       12,800          *            *

  *There were no outstanding in-the-money options as of December 31, 1999.

RETIREMENT PLANS

  Pension Plan. The Company provides retirement benefits under a defined bene-fit pension plan to substantially all employees who had earned benefits as of December 31, 1996. Benefits under the pension plan are based upon both length of service and compensation and are determined under a formula based on an individual's earnings and years of credited service. Funding is determined on an actuarial basis. Effective December 31, 1996, participants in the pension plan ceased to accrue additional benefits; provided, however, that partici-pants who had completed at least five years of service as of January 1, 1997 and whose age plus years of service equaled at least 65 continue to earn an accrued benefit until the earlier of (i) December 31, 2001 or (ii) retirement, death or termination of employment (with the exception of certain highly com-pensated employees if the pension plan does not meet certain coverage require-ments of the Internal Revenue Code).

The following table shows estimated annual benefits payable under the pension plan at normal retirement age of 65 years based on the specified remuneration and years of service:

                           Average Straight Life Annuity Benefits Based
                                   on Years of Credited Service
       Average          ------------------------------------------------------------------
   Compensation(1)      15 yrs.       20 yrs.       25 yrs.       30 yrs.       35 yrs.
------------------------------------------------------------------------------------------
       200,000          32,055         41,674        51,293        60,912        70,531
------------------------------------------------------------------------------------------
       250,000          36,265         48,364        60,462        72,561        84,660
------------------------------------------------------------------------------------------
       300,000          39,736         54,315        68,893        83,472        98,050
------------------------------------------------------------------------------------------
       350,000          43,208         60,266        77,325        94,383       111,441
------------------------------------------------------------------------------------------
       400,000          46,680         66,218        85,756       105,294       124,832
------------------------------------------------------------------------------------------
       450,000          50,151         72,169        94,187       116,205       130,000
------------------------------------------------------------------------------------------
       500,000          53,623         78,121       102,618       127,116       130,000
------------------------------------------------------------------------------------------
       550,000          57,095         84,072       111,049       130,000       130,000
------------------------------------------------------------------------------------------
       600,000          60,566         90,023       119,480       130,000       130,000
------------------------------------------------------------------------------------------
       650,000          64,038         95,975       127,911       130,000       130,000
------------------------------------------------------------------------------------------
       700,000          67,510        101,926       130,000       130,000       130,000
------------------------------------------------------------------------------------------
       750,000          70,981        107,878       130,000       130,000       130,000
------------------------------------------------------------------------------------------
       800,000          74,453        113,829       130,000       130,000       130,000

  (1) Average compensation represents compensation based upon a benefit for-mula applied to an employee's career average earnings, which approximates the amount of salary set forth in the Summary Compensation Table. The maximum amount of covered compensation is $160,000, or some other amount as may be determined by the Secretary of Treasury pursuant to Section 401(a)(17) of the Internal Revenue Code.

  Benefits are computed on a straight-life annuity basis, and are not subject to offset for Social Security benefits or other amounts. The years of service credited for the Named Executive Officers under the pension plan are presently as follows: Mr. Minor, 34 years; Mr. Smith, 7 years; Mr. Berling, 31 years; Mr. Carneal, 9 years; and Mr. Marston, 0 years.

  Supplemental Executive Retirement Plan. The Company provides supplemental retirement benefits to certain employees selected by the Compensation & Bene-fits Committee under the Supplemental Executive Retirement Plan (SERP). The SERP entitles participants to receive a specified percentage of the partici-pant's average base monthly salary during the five years preceding his or her retirement (in the case of the Named Executive Officers, 65%) reduced by the benefit payable under the pension plan, Social Security and any defined bene-fit pension plan of a prior employer. The estimated annual benefits payable under the SERP upon retirement at normal retirement age for the Named Execu-tive Officers are: Mr. Minor $237,944, Mr. Smith $144,883, Mr. Berling $110,092, Mr. Carneal $ 84,355, Mr. Marston $106,690.

REPORT OF THE COMPENSATION & BENEFITS COMMITTEE

  The Compensation & Benefits Committee (Compensation Committee) is comprised of five outside directors who are not current or past employees of the Compa-ny. The Compensation Committee's primary functions are to:

  . oversee the design and competitiveness of the Company's total compensa-tion program,

  . evaluate the performance of the Company's senior executives and approve related compensation actions, and

  . administer the Company's compensation plans for officers.

  The Compensation Committee met five times during 1999.

Executive Compensation Philosophy

The Compensation Committee's philosophy is to:

  . establish and maintain programs and practices that promote achievement of the Company's strategic objectives,

  . provide rewards that reflect the Company's performance, and

  . align executives' financial interests with those of shareholders.

  To accomplish this, compensation for executives is based on measures of the Company's financial performance and strategic results that should translate to increased shareholder value.

  The Compensation Committee also strives to maintain market competitive com-pensation levels. To meet this objective, the Compensation Committee evaluates executive compensation levels through comparisons to the peer companies included in the performance graph of this proxy statement, and other companies of similar size and operating characteristics. Base salaries are targeted at competitive market median for like experienced executives. Annual incentive compensation opportunities, when combined with base salaries, are intended to fully reach competitive median total cash compensation levels as warranted by the Company's and the individual officer's performance. Longer-term incentive compensation opportunities, such as stock options and restricted stock, link executive compensation with achievement of strategic objectives and share-holder value growth. This combination is intended to focus management on the annual and longer-term success of the Company.

  The Compensation Committee recognizes that sometimes it is necessary to sac-rifice short-term financial performance to obtain longer-term business suc-cess. The Compensation Committee regularly monitors the balance between annual and longer-term rewards and acts as needed to encourage meaningful levels of share ownership among executives. The Management Equity Ownership Program
(MEOP) adopted in 1997 for the Company's officers further aligns the interests of executives and shareholders.

Committee Process and Compensation Administration

  In deciding base salary levels, incentive payments and granting of stock options and restricted stock, the Compensation Committee looks to the Chief Executive Officer for recommendations on senior executives. The Compensation Committee meets privately, without the presence of management, including the Chief Executive Officer, to determine compensation actions for the Chief Exec-utive Officer. To maintain the desired level of competitiveness and techni-cally sound compensation and benefit programs, the Compensation Committee obtains input from the Company's Human Resources Department and periodically from outside advisors.

 Base Salary

  In 1999 the Chief Executive Officer received no increase in base salary. In lieu of a base salary increase, the Chief Executive Officer will receive a performance-based stock award of 10,000 shares of common stock, if the stock price is at or above $18.00 per share on or before April 28, 2001. The other four Named Executive Officers' base salaries were adjusted in 1999 to maintain competitive pay levels consistent with the Compensation Committee's compensa-tion philosophy. Mr. Smith was promoted from Executive Vice President for Operations to President in 1999, and his base salary was increased to a level appropriate for the President position. Base salaries for the other three Named Executive Officers increased an average of 4.9% over 1998 levels.

 Annual Incentive

  Each year the Compensation Committee meets to review key aspects of the upcoming year's business plan and establish Annual Incentive Plan goals for each corporate officer, including the Chief Executive Officer. Goals under this plan are weighted to reflect their importance and contribution to Company performance and therefore shareholder experience.

  The 1999 Annual Incentive Plan goals for named executives included a minimum net income goal, Company results measured by revenue growth and profitability, as well as pre-established personal performance objectives. These goals were weighted three-fourths on revenue growth and profitability performance and one-fourth on personal performance objectives for the Named Executive Offi-cers; provided that payout on any financial or personal performance goal achieved was contingent upon meeting the minimum net income goal. The Compen-sation Committee receives periodic updates during the year on business perfor-mance in relation to incentive plan goals, particularly with respect to senior executives.

  At the close of each year, the Compensation Committee meets to discuss per-formance compared to Annual Incentive Plan goals and longer-term strategic business goals. These longer-term business goals center around the Company's strategic objectives to remain customer oriented in everything it does and to actively evolve its business consistent with the service needs of customers and the Company's markets.

  For 1999 the Company showed a moderate increase in sales to $3.19 billion from $3.08 billion in 1998. Excluding the effects of the restructuring charge taken in 1998 and the related credit taken in 1999, net income increased to $27.4 million in 1999, compared to $26.8 million in 1998. Net income per diluted common share, excluding the effects of the restructuring charge and related credit, was $0.80, compared to $0.75 in 1998.

  The target cash award payable under the Company's Annual Incentive Plan to the Chief Executive Officer for meeting targeted Company financial and per-sonal performance goals was 44% of his base salary. Although the Company showed growth in revenues and profitability for 1999 and many personal perfor-mance objectives were achieved, the minimum net income goal was not met. Therefore, the Named Executive Officers, including the Chief Executive Offi-cer, received no bonus under the Company's Annual Incentive Plan. All Named Executive Officers did receive a one-time award of $5,000 in common stock to recognize achievement of specific fourth quarter performance objectives. The shares are restricted and vest provided the officer remains an employee of the Company for one year.

  Under the Company's Annual Incentive Plan, executives are also eligible to receive a bonus of common stock equivalent to an additional 25% of the cash incentive payment. The shares are restricted and vest provided the officer remains an employee of the Company for the following three years. The restricted stock bonus for Named Executive Officers is dependent on perfor-mance against the same goals as for the Annual Incentive Plan. Because no bonus was paid to the Named Executive Officers from the Company's Annual Incentive Plan, no common stock was earned by the Named Executive Officers under this provision of the Plan.

 Long-Term Incentive Plan

  Each year the Compensation Committee considers granting awards under the Company's stock option plan. The plan provides for the use of non-qualified stock options, incentive stock options, restricted and performance-based awards, and stock appreciation rights. The Compensation Committee's decision to grant stock options is discretionary and largely determined by financial performance and strategic accomplishments, although there are no specific per-formance targets for this purpose. Option grant decisions may also be based upon outstanding individual performance, job promotions and greater responsi-bility within the Company.

  Stock options are a key component of a competitive total compensation pro-gram. The Compensation Committee believes stock option grants have histori-cally been effective in focusing executives on enhancing long-term profitabil-ity and shareholder value. The Compensation Committee granted 55,000 stock options to the Chief Executive Officer in 1999 to encourage future growth in shareholder returns. Grants were also provided to the other Named Executive Officers. The Compensation Committee does not specifically consider the number of options currently held by an officer in determining current option grant levels.

Management Equity Ownership Program

  As stated earlier, in 1997 the Compensation Committee approved the Manage-ment Equity Ownership Program (MEOP) for members of the management team, including each of the Named Executive Officers. This program is intended to strengthen the alignment of management and shareholder interests by creating meaningful levels of stock ownership by management. An ownership target has been determined for each level of the management team. These targets range from four times salary for the Chief Executive Officer to one times salary for Vice Presidents. Eligible holdings in meeting these targets include direct holdings, indirect holdings, shares held through Company plans such as the 401(k) Plan and Stock Purchase Plan and restricted stock holdings. To encour-age ownership and help senior management meet their equity investment targets, participants may elect to receive a portion of their annual cash incentive award in restricted stock. The Company provides no loans to assist partici-pants in meeting their ownership targets.

  Participants are given a five-year period to reach the full target ownership amount with interim ownership targets to meet each year. As of December 31, 1999, the value of the stock owned by participants, in aggregate, well exceeded the aggregate full target ownership amount.

  If a participant meets his or her target level of ownership, a 10% annual equity ownership dividend is paid on all common stock owned up to the partici-pant's full target level. The dividend is paid in the form of restricted stock and will vest five years after grant if the desired ownership level is main-tained. If a participant's ownership falls below the desired level, a portion of his or her annual bonus and/or salary increase, if earned, will be paid in the form of restricted stock and dividend shares will be forfeited until the target ownership level is met. During 1999, the Chief Executive Officer was granted an annual dividend of 23,497 restricted shares.

Corporate Tax Considerations

  Congress passed a law effective in 1994, covered in Section 162(m) of the Internal Revenue Code, that disallows corporate tax deductions for executive compensation in excess of $1 million for "proxy table" executives. This law does allow for certain exemptions to the deduction cap, including pay plans that depend on formulas rather than discretion and therefore are "performance-based."

  All current executive compensation is fully deductible. The Compensation Committee intends for the Company's pay plans and actions to be performance-based and therefore fully eligible for compensation expense deductions.

  The foregoing report has been furnished by Mrs. Whittemore and Messrs. Hen-ley, Redding, Rogers (Chairman) and Ukrop.

COMPARISON OF FIVE-YEAR AND TEN-YEAR CUMULATIVE TOTAL RETURN

  The following performance graphs compare the performance of the Company's common stock to the S&P 500 Index and a Peer Group (which includes the Company and the companies listed below) for the last five and ten years. We revised our Peer Group this year because two members of the group were acquired during 1999, and we wanted the group to be more representative of product distribu-tion within the healthcare industry as opposed to distribution generally. Therefore, we have deleted companies from the Peer Group that do not conduct business in healthcare product distribution and added four companies that engage in healthcare product distribution. In addition, to provide a more bal-anced view of the Company's historical stock performance, we are providing performance graphs for both a five-year and ten-year horizon.

                       10-YEAR TOTAL SHAREHOLDER RETURN

  This graph assumes that the value of the investment in the common stock and each index was $100 on December 31, 1989 and that all dividends were reinvest-ed.
                                    [GRAPH]

           Dec-89 Dec-90 Dec-91 Dec-92 Dec-93 Dec-94 Dec-95 Dec-96 Dec-97 Dec-98 Dec-99
---------------------------------------------------------------------------------------
 Owens &
 Minor,
 Inc.       100    120    246    272    429    403    366    299    429    473     275
---------------------------------------------------------------------------------------
 S&P 500    100     97    126    136    150    152    209    256    342    440     532
---------------------------------------------------------------------------------------
 New
 Industry
 Peer
 Index(1)   100    110    122    141    177    159    222    271    398    582     284
---------------------------------------------------------------------------------------
 Old
 Industry
 Peer
 Index(2)   100    103    121    156    193    197    264    348    470    598     382

                        5-YEAR TOTAL SHAREHOLDER RETURN

  This graph assumes that the value of the investment in the common stock and each index was $100 on December 31, 1994 and that all dividends were reinvest-ed.
                                    [GRAPH]

                              Dec-94 Dec-95 Dec-96 Dec-97 Dec-98 Dec-99
-----------------------------------------------------------------------
  Owens & Minor, Inc.          100     91     74    106    117     68
-----------------------------------------------------------------------
  S&P 500                      100    138    169    226    290    351
-----------------------------------------------------------------------
  New Industry Peer Index(1)   100    140    171    250    366    178
-----------------------------------------------------------------------
  Old Industry Peer Index(2)   100    134    177    239    304    194

  [*Graphs prepared by William M. Mercer, Incorporated]

  (1) The New Peer Group selected for purposes of the performance graphs con-sists of companies engaged in the business of healthcare product distribution and includes Owens & Minor, Inc., AmeriSource Health Corporation, Bergen Brunswig Corporation, Bindley Western Industries, Inc., Cardinal Health, Inc., Henry Schein Inc., McKesson HBOC, Inc., Moore Medical Corp. and PSS World Med-ical, Inc.

  (2) The Old Peer Group, also shown for comparison purposes, consists of cer-tain companies engaged in healthcare product distribution and non-healthcare related distribution and includes Owens & Minor, Inc., Arrow Electronics, Inc., Bergen Brunswig Corporation, Bindley Western Industries, Inc., Cardinal Health, Inc., Hughes Supply, Inc., Moore Medical Corp., Nash Finch Co., Richfood Holdings, Inc., United Stationers Inc. and VWR Scientific Products Corp.

SEVERANCE AGREEMENTS

  The Company has entered into Severance Agreements with certain officers in order to encourage key management personnel to remain with the Company and to avoid distractions regarding potential or actual changes in control of the Company.

  The Severance Agreements provide for the payment of a severance benefit if the officer's employment with the Company is terminated for any reason (other than as a consequence of death, disability or normal retirement) within two years after a change in control. For the Named Executive Officers, the sever-ance benefit is equal to 2.99 times the officer's annual base salary plus bonus.

  Each Severance Agreement continues in effect through December 31, 2000, and unless notice is given to the contrary, the term is automatically extended for an additional year at the end of each year.


March 13, 2000

By Order of the Board of Directors

DREW ST. J. CARNEAL
Senior Vice President,
General Counsel & Secretary

                      [This Page Left Intentionally Blank]

                                 Directions to
               Owens & Minor, Inc. Annual Meeting of Shareholders
                     Tuesday, April 25, 2000 -- 10:00 a.m.
                             Crestar Bank Building
                              919 East Main Street
                               Richmond, Virginia








                                 [GRAPHIC MAP]
Suggested Parking

(1) Standard Parking surface lot on south side of Cary Street between 8th and 9th Streets.
(2) Standard Parking surface lot on north side of Cary Street at 8th and Cary.
(3) Standard Parking surface lot on east side of 8th Street between Main and Cary Streets.
(4) Crestar Bank Building parking deck on Cary Street beyond 9th Street.

If you park in one of the above lots, please bring your parking ticket to the meeting and we will provide validation stickers.

                              OWENS & MINOR, INC.

                                     PROXY

  Solicited by the Board of Directors for the Annual Meeting of Shareholders

     The undersigned hereby appoints Vernard W. Henley, G. Gilmer Minor, III and Peter S. Redding (and if the undersigned is a proxy, the substitute proxy) and each of them with power of substitution, the proxies of the undersigned to vote all shares held of record on March 1, 2000 by the undersigned as directed on the reverse side and in their discretion on all other matters which may properly come before the Annual Meeting of Shareholders of Owens
& Minor, Inc., to be held on April 25, 2000 at 10:00 A.M. at the Crestar
Bank Building, 919 E. Main Street, Richmond, Virginia, and any adjournments or postponements thereof.

     The undersigned directs said proxies to vote as specified upon the items shown herein which are referred to in the Notice of Annual Meeting and as set forth in the Proxy Statement.

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

                     (Continued and to be dated and signed on the reverse side.)

                                OWENS & MINOR, INC.
                                P.O. BOX 11421
                                NEW YORK, N.Y. 10203-0421

                   If Mailing Your Proxy, Please Detach Here
                You Must Detach This Portion of the Proxy Card
                 Before Returning it in the Enclosed Envelope

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors FOR all nominees [ ]
   WITHHOLD AUTHORITY to vote for all nominees [ ]
   FOR ALL EXCEPT nominee(s) marked in space below [ ]

For a term of three years: Josiah Bunting, III, John T. Crotty, James E. Rogers and James E. Ukrop.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the "FOR ALL EXCEPT" box and write the nominee's(s') name(s) in the space provided below. Your shares will be voted for the remaining nominee(s).)
_______________________________________________________________________________

2. Ratification of appointment of KPMG LLP as independent auditors.
                    FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                Change of Address and or Comments Mark Here [ ]

                                Please sign exactly as your name appears herein. Attorneys-in-fact, executors, administrators, trustees and guardians should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Shareholders who are present at the meeting may withdraw their proxy and vote in person if they so desire.

                                Dated: ___________________________, 2000

                                ________________________________________
                                               Signature

                                ________________________________________
                                               Signature

                                Votes must be indicated (x) in Black or
                                Blue ink.    [X]

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)